UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                          -----------------------
                                FORM 8-K
                          -----------------------

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  March 25, 2015

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                    PATRIOT TRANSPORTATION HOLDING, INC.
           (Exact name of registrant as specified in its charter)
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	   FLORIDA		001-36605	   47-2482414
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	   (State or other	(Commission	(I.R.S. Employer
	   jurisdiction		File Number)	Identification No.)
	   of incorporation

200 W. Forsyth Street, 7th Floor, Jacksonville, FL
Jacksonville, Florida					        32202
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(Address of principal executive offices)		     (Zip Code)

Registrant's telephone number, including area code:  (904) 396-5733


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       (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                         CURRENT REPORT ON FORM 8-K

                    PATRIOT TRANSPORTATION HOLDING, INC.

                              MARCH 25, 2015


ITEM 2.06  MATERIAL IMPAIRMENTS

                On March 23, 2015, Patriot Transportation Holding, Inc.
(the "Company") concluded that it expects to record a non-cash intangible asset impairment charge of approximately $2.5 million in its consolidated financial statements for the year ended September 30, 2015, relating to the Pipeline Transportation acquisition in November 2013. This non-cash impairment charge will not result in any future cash expenditures or otherwise impact the Company's liquidity, cash flows, compliance with its debt covenants or any future operations.

                The Company's conclusion that an impairment charge is necessary is the result of the loss of business at locations previously served by Pipeline Transportation. The majority of the lost business resulted from a recently concluded competitive bid process in which the Company elected not to lower its quoted rates to win the business.
The Company continues to add new business and expects to replace the lost business with new business at more favorable rates.






                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				PATRIOT TRANSPORTATION HOLDING, INC.


Date:  March 25, 2015           By:  /s/ John D. Milton, Jr.
      				-------------------------------------------
				John D. Milton, Jr.
				Executive Vice President
                                and Chief Financial Officer


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